OPTION AGREEMENT

This Agreement is made the 10th day of September, 2001,

BETWEEN:

October Sun, a Nevada corporation with an office at 241 Ridge Street, Fourth Floor, Reno, Nevada 89501 (“October Sun”)

AND:

Uranium Power Corporation with an office at Suite 206 - 475 Howe Street, Vancouver, B.C. V6C 2B3 (“UPC”)

WHEREAS:

A.	October Sun is the owner of all of the issued and outstanding shares in the capital of Comstock Petroleum Corporation (“Comstock”);

B.	Comstock has granted a promissory note (the “Promissory Note”) to R.L. Hodgkinson and R. Edwards (the “Lender”) for the advance by the Lender to Comstock of up to $300,000 (the “Loan”) and the payment by Comstock to the Lender of a bonus of up to $100,000 (the “Bonus”);

C.	Comstock used the proceeds of the Loan to, among other things, bid on and acquire three petroleum and natural gas parcels, numbered B0160, B0162 and B0163, (the “Parcels”) in the Province of Alberta;

D.	October Sun has assigned an agreement, as amended, (the “AOC Agreement”) with Anhydride Oil Corporation (“AOC”) to Comstock under which Comstock has acquired the rights, subject to certain royalties and working interests, to Alberta Petroleum and Natural Gas License no. 5494040101 (the “AOC License”) and an interest in all lands in an area of mutual interest (“AMI”); and

E.	October Sun would like to grant to UPC an option to purchase all of the issued and outstanding shares in the capital of Comstock (the “Shares”) on the terms and conditions contained in this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements contained herein, the parties hereto covenant and agree with each other as follows:

1.    On and subject to the terms hereof, from the date of this Agreement through to and including October 10, 2001 (the “Termination Date”), UPC shall have and be entitled to and October Sun hereby grants to UPC an exclusive option (the “Option”) to purchase all (and not less than all) of the Shares on the terms provided in this Agreement.

2.     Forthwith upon the execution of this Agreement by October Sun and UPC, UPC shall, in consideration of the grant of the Option:

(a)	pay to October Sun the amount of US$75,000;

(b)	issue to October Sun transferable share purchase warrants entitling the holder to acquire up to 1,000,000 shares of UPC exercisable on or before July 25, 2003 at a price of US$0.01 per share, with piggyback registration rights attached for registration under the securities laws of the United States;

(c)	grant to October Sun the transferable right to nominate two persons for appointment to the board of directors of UPC, with such persons to be granted incentive stock options to acquire up to 700,000 shares of common stock of UPC from treasury for a period of two years at a price of US$0.27 per share, subject to regulatory approval. In order to meet this obligation UPC will cause two of its four directors, such persons to be determined by October Sun in its sole discretion, to deliver signed but undated letters of resignation to October Sun;

(d)	grant to October Sun the transferable right to retain two persons as consultants to UPC, for fees to be agreed upon, with such persons to be granted incentive stock options to acquire up to 500,000 shares of common stock of UPC from treasury for a period of five years at a price of US$0.27 per share; and

(e)	commit to pay all costs, up to a maximum of US$60,000, for the completion or abandonment of the existing well (referred to in this Agreement as the “Initial Well”) on the AOC License.

3.     Subject to the terms of this Agreement, in order to exercise the Option and take up the Shares, UPC shall, prior to 4:30 p.m. (Vancouver time) on October 10, 2001:

(a)	deliver to October Sun, a bank draft or certified cheque made payable to October Sun in the amount of US$100,000;

(b)	assume all of the obligations under the Promissory Note and repay the Loan and pay the Bonus in full;

(c)	issue to October Sun or its assigns 3,950,000 shares of stock in UPC’s capital at a deemed price of US$0.001 per share; and

(d)	grant to October Sun the transferable right to subscribe for 500,000 shares of common stock of UPC at a price of US$0.01 per share for a period of one year following the successful test (as determined in the AOC Agreement) of the Initial Well.

4.     UPC acknowledges that Comstock, in acquiring the Parcels, AOC License and rights to the AMI, will have acquired the Parcels, AOC License and rights to the AM, subject to the government royalties and a:

(a)	9.5% gross overriding royalty interest on the Parcels, AOC License and AMI due to AOC and October Sun, or its assigns;

(b)	a right for the Lender to earn an 18.75% working interest before payout in the Initial Well and a 13.64062% interest after payout, subject to royalties payable to AOC and October Sun as to 9.5% and a 27.25% working interest after payout for AOC;

(c)	a right for the Lender to participate in the second well drilled within the AMI, including the Parcels, as to a 12.5% working interest before payout and a 10.15625% interest after payout by paying 16.667% of the cost of such well;

(d)	a right for the Lender to participate in the third well drilled within the AMI, including the Parcels, as to a 12.5% working interest before payout and a 10.15625% interest after payout by paying either 16.667% or 12.5% of the cost of such well;

(e)	a right for the Lender to participate in all subsequent wells drilled within the AMI, including the Parcels, as to a 12.5°/fl working interest before payout and a 11.71875% working interest after payout by paying 16,667% of the cost of each such well that is the first well drilled on the first ten licenses within the AMI, including the Parcels, and by paying 12.5% of the cost of all other such wells;

(f)	a right for AOC, or its assigns, to a working interest after payout on the second and third wells located on the Parcels, AOC License and the AMI as to 18.75%;

(g)	a right for AOC, or its assigns, to participate pro rata, before and after payout, in the fourth and subsequent wells located on the Parcels, AOC License and the AMI as to an 18.75% working interest;

(h)	a right for October Sun and its assigns to participate in the second and all subsequent wells drilled within the AMI, including the Parcels, as to a 18.75% working interest before payout and a 14.0625% working interest after payout by paying 25% of the cost of each such well; and

(i)	a right for October Sun and its assigns to participate as to a 6.25% working interest after payout in all wells drilled on the Parcels, AOC License and the AMI.

October Sun acknowledges, and shall cause AOC to acknowledge, UPC’s right, subject to the right of the Lender described in paragraph 4(b) above, to re-enter the Initial Well on the AOC License whereby UPC shall earn a 100% working interest in such well before payout and a 66.5% working interest in such well after payout subject to royalties payable to AOC and October Sun as to 9.5%, a 27.25% working interest after payout for AOC and a 6.25% working interest after payout for October Sun.

UPC acknowledges that all properties acquired within the AM shall be acquired on the terms and subject to the conditions contained in the exploration agreement dated August 20, 2001 among Comstock, October Sun and the Lender.

5.     This is an Option only and does not impose upon UPC any obligation to take up and pay for the Shares under Option.

6.     This Option shall terminate on the earlier to occur of (a) UPC exercising the Option in full and (b) 4:30 p.m. (Vancouver time) on October 10, 2001.

7.     In the event of any subdivision, consolidation or other change in the share capital of Comstock while any portion of the Option is outstanding, the number of shares under option to UPC and the exercise price thereof shall be adjusted in accordance with such subdivision, consolidation or other change in the share capital of Comstock.

8.     In the event that Comstock undertakes an amalgamation, merger, reorganization or other arrangement while any portion of the Option is outstanding, the number of shares under option to UPC and the exercise price thereof shall be adjusted in accordance with such amalgamation, merger, reorganization or other arrangement.

9.     October Sun hereby covenants and agrees to and with UPC that it will not sell or assign or agree to sell or assign or grant an option or other rights to acquire the Shares prior to the Termination Date, other than the pledging of the Shares as security to the Lender for the Loan.

10.     This Agreement shall enure to and be binding upon the parties hereto and their respective successors and assigns.

11.     This Agreement may be executed by fax and in as many counterparts as is necessary, each of which so signed shall be deemed to be an original and such counterparts together shall constitute one and the same document.

IN WITNESS WHEREOF the parties have hereunto caused these presents to be executed effective as of the day and year first above written.

URANIUM POWER CORPORATION                           OCTOBER SUN, a Nevada corporation

By: /s/James Billingsley and T. Donaldson           By: /s/ M. Elden Schorn
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Name: James Billingsley, Director                   Name: M. Elden Schorn
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Name: Thornton Donaldson, President and Director    Title: President
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Date: September 6, 2001                             Date: September 6, 2001
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Amendment to the Option Agreement, dated September 10th,

2001 (the “Agreement”)

Between:

October Sun, a Nevada corporation with an office at 241 Ridge Street, Fourth Floor, Reno, Nevada 89501 (“October Sun”)

And:

Uranium Power Corporation with an office at Suite 206 - 475 Howe Street, Vancouver, B.C. V6C 2B3 (“UPC”)

By way of this Amendment October Sun and UPC agree that, subject to the terms of the Agreement, that the time period under which UPC may exercise and take up the Shares be extended until 4:30 p.m. (Vancouver time) on October 31, 2001.

Ail other terms and conditions of the Agreement remain in full force.

In Witness Whereof the parties have hereto caused this Amendment to be executed as of October 10, 2001.

Uranium Power Corporation

/s/___________________________

October Sun, a Nevada Corporation

/s/___________________________